Exhibit 10.3



                       Exploration Participation Agreement








                                  Main Pass 221
                                     Bristol


                                 By and Between

                               Chevron U.S.A. Inc.

                                       And

       Ridgewood Energy Corporation, Manager Ridgewood Energy Q Fund, LLC.


                                September 1, 2005









Chevron / Ridgewood EPA 9-1-05.doc
Final Agreement

                                TABLE OF CONTENTS

ARTICLE                                                                  PAGE

1.       SUBJECT MATTER, DEFINITIONS, EXHIBITS AND CONSTRUCTION .........2
     1.1   Subject Matter and Purpose ...................................2
     1.2   Defined Terms ................................................2
     1.3   Exhibits .....................................................7
     1.4   Rules of Construction ........................................7
2.         CONTRACT ACREAGE .............................................8
     2.1   Contract Acreage .............................................8
     2.2   Primary Package Prospects ....................................8
     2.3   Additional Opportunities Prospects ...........................8
     2.4   Area of Mutual Interest ......................................9
3.       ASSIGNMENT OF INTEREST .........................................10
     3.1   Leasehold Assignment .........................................10
     3.2   Ridgewood's Contribution to Well Costs .......................12
     3.3   Assignment Timing ............................................12
     3.4   Proportionate Adjustment. ....................................13
     3.5   Additional Earning Option ....................................14
4.       PROSPECT EVALUATION ............................................14
     4.1   Primary Package Prospect Well Cost Sharing ...................14
     4.2 Additional Opportunities Prospect Well Cost Sharing ............16
     4.3   Well Over-expenditure Limitation .............................17
     4.4   Third Party Participation in Prospects .......................18
     4.5   Rights Limitation on Use of Existing Wells ...................18
     4.6   Wells Proposed by Chevron after the Effective Date ...........18
     4.7   Protection from Drainage .....................................19
5.       FARMOUT OPTION .................................................19
     5.1   Exhibit A or B Prospect Substitute Wells .....................19
     5.2   Exhibit B Farmout Option .....................................20
     5.3   Chevron's Participation Options and Overriding Royalties .....20
     5.4   General Farmout Agreement Terms and Conditions ...............20
     5.5   Impenetrable Substances ......................................24
     5.6   Overriding Royalties .........................................24
     5.7   Joint Operations for Earned Depths ...........................24
6.       PRESSURE COMMUNICATION AND COMMON RESERVOIRS ...................25



Chevron / Ridgewood EPA 9-1-05.doc
Final Agreement

                                TABLE OF CONTENTS

ARTICLE                                                                  PAGE

     6.1   Pressure Communication Restriction ...........................25
7.       OPERATING AGREEMENT ............................................26
     7.1   Offshore Operating, Agreements ...............................26
     7.2   Designation of Operator ......................................27
8.       ADDITIONAL PARTNERS/CO-VENTURERS ...............................27
     8.1   Partners/Co-Venturers ........................................27
9.       ACREAGE RELEASE ................................................27
     9.1   Option to Release Acreage ....................................27
     9.2   Rights Termination ...........................................28
     9.3   Automatic Release ............................................28
10.      NOTICES ........................................................28
     10.1  Notices ......................................................28
     10.2  Change in Designated Representative ..........................29
11.      EXISTING AGREEMIENTS ...........................................29
     11.1  Existing Agreements ..........................................29
12.      RIGHTS RESERVED ................................................30
     12.1  Lease Rights Reservations ....................................30
13.      PRODUCTION PROCESSING AND CONTRACT PUMPING .....................30
     13.1  Production Handling Option ...................................30
     13.2  Contract Operating Option ....................................31
     13.3  Use of Existing Facilities ...................................31
14.      TAX MATTERS ....................................................31
     14.1  Income Tax Election ..........................................31
15.      GEOPHYSICAL DATA ...............................................32
     15.1  Proprietary Seismic Data .....................................32
     15.2  Hazard Survey Data ...........................................33
     15.3  Speculative Seismic Data .....................................33
16.      RENTALS, MINIMUM ROYALTY AND LEASE MAINTENANCE .................33
     16.1  Rentals and Minimum Royalty ..................................34
17.      MEDIA RELEASES .................................................34
     17.1  Public Announcements .........................................34
     17.2  Media Releases ...............................................35
18.      FILES ..........................................................35
     18.1  Access to Files ..............................................35
19.      ASSIGNMENTS AND TRANSFER OF INTEREST ...........................36


Chevron / Ridgewood EPA 9-1-05.doc
Final Agreement

                                TABLE OF CONTENTS

ARTICLE                                                                  PAGE

     19.1  Assignment of this Agreement .................................36
     19.2  Lease or Prospect Successors and Assigns .....................36
20.      CONFIDENTIALITY ................................................37
     20.1  Confidentiality ..............................................37
     20.2  Speculative Seismic Data .....................................37
     20.3  Disclosure of Confidential Data ..............................38
     20.4  Risk of Use of Confidential Data ............................ 38
21.      GOVERNING LAW ..................................................39
     21.1  Choice of Law ................................................39
     21.2  Future Litigation and Claims .................................39
22.      FORCE MAJEURE ................................................. 39
     22.1  Force Majeure ................................................39
23.      DISPUTE RESOLUTION .............................................40
     23.1  Dispute Resolution ...........................................40
24.      TERMINATION ....................................................41
     24.1  Termination ..................................................41
     24.2  Lease Expiration or Termination ..............................41
     24.3  Agreement Extension ..........................................41
25.      INDEMNITY ......................................................42
     25.1  Indemnity ....................................................42
26.      BREACH .........................................................42
     26.1  Breach .......................................................42
27.      SPECIAL WARRANTY ...............................................43
     27.1  Special Warranty .............................................43
28.      GENERAL PROVISIONS .............................................44
     28.1  Prospects Treated Separately ................................ 44
     28.2  Non-Interference .............................................44
     28.3  Governmental Approvals .......................................44
     28.4  Amendments ...................................................45
     28.5  Declaration of Agreement .....................................45
     28.6  Other Rights, Remedies Reserved ............................. 45
     28.7  No Waiver ....................................................45
     28.8  No New Lease Burdens .........................................45
     28.9  Permitting Cost Sharing ......................................46
     28.10 Audit Rights .................................................46

Chevron / Ridgewood EPA 9-1-05.doc
Final Agreement

                                TABLE OF CONTENTS

ARTICLE                                                                  PAGE

     28.11 Severability .................................................46
     28.12 Entire Agreement .............................................46
     28.13 Further Assurances ...........................................47
     28.14 Surviving Obligation .........................................47
     28.15 Conflict of Terms ............................................47











Chevron / Ridgewood EPA 9-I-05.doc
Final Agreement

                                LIST OF EXHIBITS

         Exhibit "A"       Primary Package Prospects

         Exhibit "B"       Additional Opportunities Prospects

         Exhibit "C"       List of Existing Agreement Restrictions, Exceptions
                           and Obligations

         Exhibit "D"       Area of Mutual Interest

         Exhibit "E"       Offshore Operating Agreement

         Exhibit "F"       Dispute Resolution Procedure

         Exhibit "G"       Declaration of Agreement









Chevron / Ridgewood EPA 9-1-05.doc
Final Agreement

                       EXPLORATION PARTICIPATION AGREEMENT

         THIS EXPLORATION PARTICIPATION AGREEMENT ("Agreement") is made and entered into this 15` day of September 2005, by and between Chevron U.S.A. Inc., a Pennsylvania corporation, hereinafter sometimes referred to as "Chevron" and Ridgewood Energy Corporation, a Delaware corporation, Manager Ridgewood Energy Q Fund, LLC. hereinafter sometimes referred to as "Ridgewood." Chevron and Ridgewood are sometimes hereinafter referred to individually as "Party" and/or collectively as "Parties."

                                   WITNESSETH:

         WHEREAS, Ridgewood has expressed a desire to secure the right to cam and subsequently own certain leasehold interests currently owned by Chevron in the Outer Continental Shelf, Offshore in the Gulf of Mexico; and WHEREAS, Chevron is desirous of having an entity with proven expertise in oil and gas operations in the United States to evaluate, through exploratory drilling, the hydrocarbon potential on a portion of the leasehold currently owned by Chevron in such areas; and

         WHEREAS, Ridgewood has demonstrated its ability to find commercial quantities of hydrocarbons in various locations throughout the United States and is willing to commit financial and personnel resources now and in the future to explore and develop the acreage of Chevron as described herein; and

         WHEREAS, Chevron is agreeable to grant Ridgewood the right and option to explore certain Chevron leasehold along with Chevron to earn an interest in such leasehold all as more particularly set forth below.

         NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing to the Parties hereto, the sufficiency of which is hereby acknowledged, the Parties hereto agree that the following shall constitute the agreement between Chevron and Ridgewood concerning the drilling of various wells hereinafter described on the "Contract Acreage" hereinafter identified and, upon the satisfaction of certain conditions contained herein, the acquisition of interests by Ridgewood from Chevron. This Agreement upon execution by Chevron and Ridgewood shall supersede and replace all prior agreements and oral

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conversations between Chevron and Ridgewood regarding the transaction set forth herein including, but not limited to, that certain Letter from Ridgewood to Chevron dated July 19, 2005.

                                    ARTICLE I

1. SUBJECT MATTER, DEFINITIONS, EXI IBITS AND CONSTRUCTION

         1.1      Subject Matter and Purpose.

         The subject matter of this Agreement is the exploration and development of the Contract Acreage, as defined below, by Ridgewood and Chevron pursuant to the terms and conditions hereinafter provided together with the rights and obligations of Ridgewood and Chevron concerning such exploration and development of the Contract Acreage. The purpose of this Agreement is to provide a means whereby Chevron is to make available to Ridgewood acreage for the drilling of Exploratory Wells by Chevron, Ridgewood and others in an attempt to find and develop economic reserves for the benefit of the Parties. It is contemplated that situations will arise during the term of this Agreement that is not specifically covered herein. In the event these situations do arise the Parties agree, in the spirit of cooperation, to use all reasonable efforts to resolve such situations to the mutual benefit of all Parties.

         1.2      Defined Terms.

         For purposes of this Agreement, including the Exhibits, except as otherwise expressly provided, the terms defined in this Section 1.2 have the meanings assigned to them herein and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

         "AFE" means an Authority for Expenditure prepared by a Party to this Agreement or a Co-Working Interest Owner, for the purpose of estimating the Well Costs to be incurred in connection with a proposal to drill, deepen, or sidetrack a well hereunder.

         "Additional Opportunities Prospects" mean the Prospects identified by the Parties listed on Exhibit "B."

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by"

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and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company means ownership of fifty percent (50%) or more of the voting stock in such corporation or of the voting interest as a partner in such partnership or as a member of such limited liability company.

         "Agreement" means this Exploration Participation Agreement between Chevron and Ridgewood including the Exhibits attached hereto or referred to herein.

         "Area of Mutual Interest" or "AMIE" means the areas and blocks listed on Exhibits "A," B," and "D" attached hereto.

         "Available Acreage" shall mean Chevron's interest in the acreage described on Exhibits "A" and "B" attached hereto and made a part hereof.

         "Business Day" means a day on which the Minerals Management Service New Orleans Regional Office is open for business.

         "Casing Point" means that point in time when a well has reached the Objective Depth, and all logs, cores and other tests have been completed that are sufficient to make a determination concerning the running of production casing or the plugging and abandonment of the well, and the results thereof have been furnished to all Parties.

         "Contract Acreage" means collectively those portions of the Leases and lands described as Available Acreage on Exhibits "A" and "B" attached hereto and made a part hereof plus any acreage that becomes jointly owned pursuant to
Section 2.4.

         "Co-Working Interest Owner" is any Third Party, or their assignee, who owns a Record Title Interest, Operating Rights Interest and/or real property interest, with or without Chevron, in any Lease listed on or adjacent to Exhibits "A" and "B," that either may or may not be a Party hereto.

         "Effective Date" means the effective date of this Agreement, being 7:00 a.m., Central Standard Time, September 1, 2005.

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         "Existing Facilities" means all property located on or associated with the Contract Acreage as of the Effective Date used or held for use in connection with the production, treatment, gathering, storage and compression of oil and/or gas from. on, or attributable to any Lease listed on Exhibits "A" or "B," including but not limited to, (1) platforms, caissons, fixtures, tanks, pumps, pipelines, appurtenances and improvements, (2) all equipment or material permanently or temporarily located on the Contract Acreage; and, (3) other structures located on or used in connection with the Leases.

         "Exploratory Objective" means any zone, interval or horizon not in pressure communication with a zone, interval or horizon that is currently producing or is currently known to be capable of producing oil and/or gas from an existing wellbore located on a Lease.

         "Exploratory Well" means a well proposed to be drilled to evaluate an Exploratory Objective. A well will be considered an Exploratory Well if any bona fide objective in a well is an Exploratory Objective, even if other objectives in the well do not qualify as Exploratory Objectives. Any substitute well for a previously drilled Exploratory Well shall be considered an Exploratory Well if and only if the substitute well is proposed to be drilled to not less than the Objective Depth of the unsuccessful Exploratory Well it is replacing.

         "Farmout Agreement" means a mutually acceptable form of agreement to be entered into by the Parties for each Exhibit "A" Prospect as to the Available Acreage in the event Chevron elects not to participate in a Substitute Well as to operations conducted in non jointly owned depths, and for each Exhibit "B" Prospect in the event Chevron elects not to participate in the Initial Test Well, or an Exhibit "B" Prospect where Chevron elects to participate in the Initial Test Well but elects not to participate in a Substitute Well as to operations conducted in non jointly owned depths.

         "Initial Test Well" shall be the first Exploratory Well proposed by Chevron and drilled after the Effective Date of this Agreement on each Prospect located on an Exhibit "A" or "B" Lease, or on lands pooled or unitized with an Exhibit "A" or "B" Lease, or on a Prospect which includes all or a portion of an Exhibit "A" or "B" Lease.

         "Land Cost" shall mean the total bonus, finder fees, accumulated annual rentals and obligations to maintain any leases paid by Chevron before and after

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the Effective Date of this Agreement for each Lease listed on Exhibits "A" and
"B." Exhibits "A" and "B" list the Land Costs paid by Chevron for each Lease prior to the Effective Date of this Agreement.

         "Lease" or "Leases" shall mean the oil and gas leases issued by the United States of America all as listed on Exhibits "A," "B" and "D," but as may be depth or interest limited thereby.

         "Objective Depth" shall mean the total depth of an Initial Test Well or Substitute Well(s) as specified in the AFE for such well as proposed in accordance with the provisions of this Agreement and as shown on Exhibits "A" and "B."

         "Operating Agreement" means the offshore operating agreement to be entered into by the Parties in accordance with the provisions of this Agreement to govern operations of the Parties on wells drilled under this Agreement.

         "Operating Rights" shall mean all of the rights, obligations, liabilities and attributes of a working interest ownership covering less than all depths, and potentially less than the entire surface area, in and on a Lease.

         "Person" means, and shall be interpreted broadly to include, without limitation, any individual, corporation, association, company, limited liability company, trust, estate, partnership, joint venture, unincorporated organization, other business entity, any government or any department or agency thereof, or any other legal entity.

         "Primary Package Prospect" shall mean those Prospects identified by Chevron listed on Exhibit "A".

         "Prospect" shall mean an area believed to encompass an accumulation(s) of hydrocarbons having one or more productive formations. The area encompassing these accumulations shall be described on a surface acreage basis and subject to any depth limitations as specified on Exhibits "A" or "B" or as agreed to by the Parties. If Ridgewood and/or Chevron owns or acquires an interest in a lease contiguous to a Lease subject to this Agreement that is not on acreage listed on Exhibits "A," "B," or "D," such lease (or portion thereof) may also be included in a Prospect at the request of Ridgewood, but subject to the approval of Chevron.

         "Record Title" shall mean all of the rights, obligations, liabilities and attributes of a working interest ownership covering all depths in and on a Lease.

         "Representatives" mean the directors, officers, supervisors, employees, partners, lenders, consultants, attorneys and legal counsel, financial advisors, accountants, marketing representatives and other agents of the Parties.

         "Reservoir" means a subsurface porous, permeable rock body that contains or is thought to contain an accumulation of oil and/or gas, separated by faulting or other subsurface anomaly from other areas containing accumulations of oil and/or gas in the same or different strata.

         "Ridgewood ACP Interest" shall mean the interest of Ridgewood in each Lease as listed on Exhibits "A" and "B" under the column titled "RIDGEWOOD Interest AFTER Casing Point."

         "Ridgewood BCP Interest" shall mean the interest of Ridgewood in each Lease as listed on Exhibits "A" and "B" under the column titled "RIDGEWOOD Interest BEFORE Casing Point."

         "Substitute Well" means a well proposed by a Party to the Objective Depth of a Prospect as listed on Exhibits "A" or "B," or as otherwise mutually agreed to by the Parties, as a result of the Initial Test Well, or a previous Substitute Well, on such Prospect not reaching its Objective Depth.

         "Successful Well" means a well determined by the MMS (or meeting the requirements of the MMS without a written determination) to be a producible well pursuant to 30 CFR Part 250, Subpart A, or any successor regulation, for Leases located in Federal offshore waters, as used in Articles 3, 4 and 5 or if actually completed for production by a Party hereto or Co-Working Owner.

         "Third Parties" means a Person not a Party to this Agreement.

         "Well Costs" means the costs and expenses of all services and materials used and associated with drilling, sidetracking, deepening and testing a well hereunder, including, but not limited to the costs and expenses associated with the following items: (1) permitting with applicable government agencies; (2) drill site preparation (excluding hazard surveys, which are provided for in Section 15.2 of this Agreement); (3) actual drilling, deepening or sidetracking operations (including mobilization and demobilization of the rig to the drill site); (4) logging, coring and testing of the well for the presence of oil

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and/or gas; (5) the costs of plugging and abandonment if the well is not saved for production; and (6) the cost to temporarily abandon a well.. All such costs and expenses shall be determined in accordance with the accounting procedure attached to the applicable Operating Agreement.
"Unit" means the pooling of all or a portion of one or more Leases with all or a portion of another lease or leases not subject to this Agreement.

         1.3      Exhibits.

         The following Exhibits are attached hereto and incorporated herein by reference:

         Exhibit "A"       Primary Package Prospects

         Exhibit "B"       Additional Opportunities Prospects

         Exhibit "C"       List of Existing Agreement Restrictions, Exceptions
                           and Obligations

         Exhibit "D"       Area of Mutual Interest

         Exhibit "E"       Offshore Operating Agreement

         Exhibit "F"       Dispute Resolution Procedure

         Exhibit "G"       Declaration of Agreement

         1.4      Rules of Construction.

         For purposes of this Agreement:

         (a) Unless the context otherwise requires: (1) "or" is not exclusive;
         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States of America; (3) words in the singular include the plural, and words in the plural include the singular; (4) words in the masculine include the feminine, words in the feminine include the masculine and words with appropriate correlative meanings include such correlative meanings; (5) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; (6) reference to a Person includes such Person's successors and assigns and, in the case of governmental bodies, Persons succeeding to their respective functions and capacities; (7) any amounts due or payable under this Agreement shall be paid in United States currency; and (8) the use of the words "contribute, contributing or contribution" shall refer to a payment due from one Party to the other as specified herein or in the applicable Operating Agreement.

         (b) References to Articles and Sections are, unless otherwise specified, to Articles and Sections of this Agreement. Neither the captions to Articles or Sections thereof nor the Table of Contents shall be deemed to be a part of this Agreement but are added for convenience only.

         (c) References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, modified, supplemented, amended or extended. There is no incorporation by reference herein unless expressly so stated.

                                    ARTICLE 2

2.       CONTRACT ACREAGE

         2.1      Contract Acreage.

         This Agreement shall cover only the Available Acreage as described in Exhibits "A" and "B." Should any acreage be jointly acquired pursuant to the provisions of this Agreement as stated in Section 2.4 below, then said newly acquired acreage shall automatically become part of the Contract Acreage.

         2.2      Primary Package Prospects.

         Attached hereto as Exhibit "A" is a list of Prospects Chevron has identified covering various Leases subject to this Agreement. Prior to the execution of this Agreement, a technical presentation was given to Ridgewood by Chevron covering each of these Prospects. No acreage associated with the Prospects listed on Exhibit "A" shall be expanded or contracted without the mutual consent of the Parties. Notwithstanding the above, no approval by the Parties will be required for the expansion of a Prospect as a result of acreage acquired by Chevron pursuant to the provisions stated in Section 2.4; it being understood that any such acreage acquired by Chevron pursuant to the provisions stated in Section 2.4 would automatically be included in the affected Prospect.

         2.3      Additional Opportunities Prospects.

Exhibit "B" consists of a list of Leases and associated Prospects where a technical presentation has been given to Ridgewood by Chevron. In accordance with the provisions stated in this Agreement, it is anticipated the Parties may, under the terms hereof, evaluate the hydrocarbon potential on these Exhibit "B" Prospects to determine whether or not the Parties are interested in drilling an Initial Test Well on these Prospects. Unless mutually agreed by the Parties before, during or subsequent to the evaluation described herein regarding the

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

Prospects listed on Exhibit "B," each Prospect on Exhibit "B" will not be expanded or contracted to include or exclude acreage or Leases. Notwithstanding the above, approval of any expansion to a Prospect will not apply to acreage acquired by Chevron pursuant to the provisions stated in Section 2.4; it being understood that any such acreage acquired by Chevron pursuant to the provisions stated in Section 2.4 would automatically be included in the affected Prospect.

         2.4      Area of Mutual Interest.

         Absent an agreement to the contrary, and prior to Ridgewood earning an interest in the Leases in a Prospect as described herein pursuant to Article 3, should Ridgewood either (i) acquire an interest in an oil and gas lease covering any of the blocks or acreage in such Prospect identified on Exhibits "A," "B" or "D," or any portion of such blocks or acreage, or (ii) acquire the right to acquire an interest in an oil and gas lease covering any of the blocks or acreage identified in such Prospect, or (iii) acquire an interest in an oil and gas lease covering any of the blocks or acreage identified on Exhibit "A," "B" or "D" for such Prospect should the original Lease expire or terminate before termination of this Agreement, then Chevron shall have the right but not the obligation to acquire from Ridgewood sixty-five percent (65%) interest and/or right(s) acquired by Ridgewood covering any of the blocks or acreage identified on Exhibit "A," "B" or "D," except for Mobile Blocks 945, 946 and 947, wherein, Chevron shall have the right but not the obligation to acquire from Ridgewood seventy-five percent (75%) interest and/or right(s) acquired by Ridgewood covering Mobile Blocks 945, 946 and 947. Chevron shall be notified in writing by Ridgewood within fifteen (15) days of such acquisition and shall have fifteen
(15) days after receipt of such notice to advise Ridgewood whether or not Chevron elects to acquire its proportionate share of the interest and/or rights acquired by Ridgewood. Any notice given shall include whatever supporting documentation Ridgewood has available. If Chevron elects to exercise its right under this Agreement, the consideration owed by Chevron to Ridgewood shall be equal to all the consideration paid and/or tendered by Ridgewood for such interest and/or right attributable to Chevron's proportionate share. In the event during the term of this Agreement, Ridgewood acquires any such interest or acquires the right to acquire any such interest as a result of an acreage exchange or multi-property transaction, Chevron shall be notified in writing by Ridgewood within fifteen (15) days of such acquisition and Ridgewood and Chevron shall make a good faith effort to negotiate a fair value wherein Chevron would have the option to acquire from Ridgewood its proportionate share of the interest and/or right acquired by Ridgewood in exchange for satisfactory consideration equal to the total fair value of the acquired interest. Once Chevron and Ridgewood have agreed on the fair value for the subject interest, Chevron shall have fifteen (15) days after receipt of written notice from Ridgewood to advise Ridgewood whether or not Chevron elects to acquire its proportionate share of the interest and/or right acquired by Ridgewood. Should

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Chevron acquire any interest, or acquires a right to acquire any interest in any acreage listed on Exhibits "A," "B" or "D" prior to Ridgewood earning an interest in the Leases included in the Prospect covering such acreage, Chevron will include the acquired acreage, or right to acquire acreage, in such Prospect for all purposes of this Agreement.

         After earning an interest in the Leases in a Prospect by Ridgewood, the applicable Operating Agreement will control the obligations between the Parties in the AMI for such Prospect established under the Operating Agreement, which will consist of the acreage identified on Exhibits "A," "B" and "D" for such Prospect, plus any acreage added to such Prospect pursuant to this Agreement, if any.

         This AMI obligation shall be binding upon and shall inure to the Parties hereto, for the longer period of either, (i) the Confidentiality/AMI Agreement dated July 6, 2005, (ii) this Agreement or (iii) any applicable Operating Agreement.

                                    ARTICLE 3

         3.       ASSIGNMENT OF INTEREST

         3.1      Leasehold Assignment.

         Exhibits "A" and "B" list the current ownership interests of Chevron in the Leases. Exhibits "A" and "B" also list the portions of Chevron's interest, based on 100% leasehold working interest, that Chevron will assign to Ridgewood subject to the earning provisions stated in this Article 3. Prospect acreage earned and the assignment(s) due will cover Record Title or Operating Rights Interest as to the Ridgewood ACP Interest in and to the acreage listed on Exhibits "A" or "B" in all the Leases in the Prospect and shall be delivered under special warranty of title and on a form of assignment approvable by the Minerals Management Service ("NINIS"). Any assignment made as a result of this Agreement shall be made specifically subject to this Agreement and the restrictions, exceptions, limitations and obligations stated in the agreements listed on Exhibit "C," as applicable, for each Lease to be assigned. These agreements will be referenced in any assignment made.

         (a) Upon (i) Ridgewood's participation in an Initial Test Well on a Prospect, (ii) which reaches its Casing Point for the Objective Depth, and (iii) regardless if the well is a Successful Well or not in the Available Acreage for that Prospect, then Ridgewood will be entitled to an assignment of the Ridgewood ACP Interest in each of the Leases included in the Prospect drilled as to the Available Acreage for that Prospect.

         (b) Upon (i) Ridgewood's participation in an Initial Test Well on a Prospect, (ii) which fails to reach its Casing Point for the Objective Depth, (iii) the Parties have expended at least one hundred and twenty percent (120%) of the AFE dry hole costs estimated to drill the Initial Test Well as stated in the original AFE for such well, and (iv) regardless if the well is a Successful Well or not in the Available Acreage for that Prospect, then Ridgewood will be entitled to an assignment of the Ridgewood ACP Interest in each of the Leases included in the Prospect drilled as to the Available Acreage for that Prospect.

         (c) Upon (i) Ridgewood's participation in an Initial Test Well on a Prospect, (ii) which fails to reach its Casing Point for the Objective Depth, (iii) the Parties fail to spend at least one hundred and twenty percent (120%) of the AFE dry hole costs estimated to drill the Initial Test Well as stated in the original APE for such well, (iv) the well is not a Successful Well in the Available Acreage for that Prospect, and (v) the Parties mutually agree to cease further operations on such well, then Ridgewood will not have earned any interest in the Leases making up the Prospect. Upon Ridgewood participating in a Substitute Well on such Prospect and spending its obligated portion of the original AFE dry hole costs up to twenty percent (20%) over the original AFE dry hole costs for the Initial Test Well for the Prospect as further defined in this Agreement or upon such Substitute Well reaching Casing Point for the Objective Depth, Ridgewood will be entitled to an assignment of the Ridgewood ACP Interest in each of the Leases included in the Prospect drilled as to the Available Acreage for that Prospect. Ridgewood's cumulative costs on the Initial Test Well and all Substitute Wells shall be used in determining when and whether Ridgewood has satisfied its spending obligation for earning purposes for the Prospect.

         (d) Upon (i) Ridgewood's participation in an Initial Test Well on a Prospect, (ii) which fails to reach its Casing Point for the Objective Depth, (iii) the Parties fail to spend at least one hundred and twenty percent (120/) of the AFE dry hole costs estimated to drill the Initial Test Well as stated in the original ATE for such well, (iv) the well is a Successful Well in the Available Acreage for that Prospect, (v) and the Parties mutually agree to cease further drilling operations, then Ridgewood will be entitled to an assignment of the Ridgewood ACP Interest in the Leases included in the Prospect, but limited in depths down to the stratigraphic equivalent of the base of the deepest interval that classifies such well to be a Successful Well. Upon Ridgewood participating in the drilling of a Substitute Well proposed and drilled to the original Casing Point for the Objective Depth as approved for the Initial Test Well on a Prospect, or upon Ridgewood spending its obligated portion of the original AFE dry hole cost up to twenty percent (20%) over the original AFE dry hole cost for the Initial Test Well for the Prospect, whether or not the Substitute Well is a Successful Well in the Available Acreage for that Prospect, Ridgewood will be entitled to an assignment of the Ridgewood ACP Interest in the deep rights not previously assigned, if any, for each Lease in the Prospect drilled as to the Available Acreage for that Prospect. Ridgewood's cumulative costs on the Initial Test Well and all Substitute Wells shall be used in determining when and whether Ridgewood has satisfied its spending obligation for earning purposes for the Prospect.

         3.2      Ridgewood's Contribution to Well Costs.

         Subject to the proportionate and disproportionate payment obligations stated in Sections 4.1 and 4.2 below, Ridgewood will also contribute toward Chevron's share of the costs of drilling the Initial Test Well, or any Substitute Well, on each Prospect an amount equal to the total Chevron Land Costs for such Prospect multiplied by the Ridgewood ACP Interest. Such contribution shall be paid by Ridgewood to Chevron, within 30 days after commencement of operations to participate in the drilling of the Initial Test Well.

         3.3      Assignment Timing.

         As soon as reasonably possible, but no later than thirty (30) days after any earning event as specified in Article 3.1; Chevron will forward to Ridgewood the applicable executed assignments of the Leases in the Prospect drilled, in a recordable form and in a form approvable by the MAWS, if applicable. Should Ridgewood fail to meet its financial obligations as described in this Agreement, or under the applicable Operating Agreement, Chevron will have the right and option to withhold execution and delivery of the earned assignments until any funds owed have been properly paid. Any assignment made to Ridgewood will contain a special warranty of title by, through and under Chevron, but with no other warranty or representation.

         3.4      Proportionate Adjustment.

         The Parties recognize that certain Prospects listed on Exhibits "B" may involve acreage not under the ownership or control of Chevron on the Effective Date of this Agreement. Should Chevron secure an agreement from the Third Party owner(s) of any offsetting acreage or Prospect Contract Acreage necessary to control a Prospect before drilling an Initial Test Well, and said agreement results in the reduction of the interest of Chevron in the Initial Test Well and Prospect, the obligations and duties of the Parties hereto in regard to the Prospect included under the agreement with a Third Party shall be proportionately adjusted to compensate for the reduction in interest by Chevron in the Prospect, dependent upon whether such reduction in interest results from
(i) a recordable or N MS approvable cross-assignment of Record Title or Operating Rights Interests with the Third Party or (ii) an assignment of contractual interests in a Prospect with a Third Party.

         In the event of a cross-assignment with a Third Party of Record Title or Operating Rights Interest in a Prospect, the interest Chevron would assign to Ridgewood in the Leases in the Prospect would be proportionately reduced by the Ridgewood ACP Interest of the specific Prospect area, to reflect the Record Title or Operating Rights Interest of Chevron remaining after such cross-assignment. Ridgewood would also be entitled to an assignment of a similar Record Title or Operating Rights Interest in lands acquired by Chevron from the Third Party as the result of any such cross-assignment.

         In the event of a reduction of Chevron's interest in a Prospect by means of a contractual arrangement that does not result in the cross-assignment of Record Title or Operating Rights Interest in a Prospect with a Third Party, the interest Chevron would assign to Ridgewood in the Leases in the Prospect would be subject to such contractual rights, and Ridgewood would be entitled to its proportionate share, of the specific Prospect area, of the contractual rights acquired. The interest to be assigned by Chevron to Ridgewood in the Leases in the Prospect would be proportionately reduced by the Ridgewood ACP Interest of the specific Prospect area to reflect the contractual arrangement. Examples of such contractual arrangements would be a pooling arrangement or a farmin between Chevron and a Third Party that was not approved by the MIS.

         In no event shall Ridgewood be liable for or entitled to receive any benefit from or associated with any promoted costs the Third Party may be required to pay to Chevron. Ridgewood's obligations, rights and duties under this Agreement would be adjusted as appropriate to recognize the interests to be assigned to, or the contractual arrangement agreed to with, the Third Party. Notwithstanding anything to the contrary stated in this Section 3.4, in no event will the provisions of this Section further reduce or diminish the obligations and duties under this Agreement of the Parties to each other with the exception of any interest earned which Chevron is obligated to assign to Ridgewood as to Exhibit "B" Prospects would be adjusted to compensate for the interest assigned to or contractual arrangement made with a Third Parry. Costs associated with any obligation as to such prospects would also be adjusted accordingly.

         3.5      Additional Earning Option.

         During the term of this Agreement should Ridgewood fail to earn an assignment on all or a portion of the Available Acreage in a Prospect after participating in the Initial Test Well, Ridgewood's continuing right and option to participate in the drilling of a Substitute Well on the Prospect to earn rights hereunder will continue to exist until (a) the termination of this Agreement, (b) the expiration or termination of the Leases where all depths have not been assigned, or (c) Ridgewood elects not to participate in a Substitute Well proposed by Chevron or a Co-Working interest Owner and such well is thereafter drilled as proposed. Upon the occurrence of any of these events, on a Prospect-by-Prospect basis, Ridgewood's option to earn the unearned acreage shall cease without any further action by Chevron.

                                    ARTICLE 4

4.       PROSPECT EVALUATION

         4.1      Primary Package Prospect Well Cost Sharing.

         Chevron will have the obligation to propose to Ridgewood the drilling of an Initial Test Well on the Primary Package Prospects listed on Exhibit "A." It is anticipated drilling operations will commence by November 30, 2005 for the Bristol Prospect and in the 1s` quarter 2006 for the Satellite Prospect; however Chevron is only obligated to propose such wells during the term of the Leases and is not committed to any order or exact date. When proposing a well, Chevron will provide Ridgewood, an AFE detailing the specifications of the well to be drilled for informational purposes only. The Parties will have the obligation to participate, pursuant to the provisions of the applicable Operating Agreement and this Agreement, in the drilling of an Initial Test Well on each of the Primary Package Prospects listed on Exhibit "A." For each Exhibit "A" Prospect drilled, Ridgewood will have the obligation of paying a contribution towards Chevron's share of Well Costs (pursuant to Section 3.2) plus a share of the Initial Test Well based on the Ridgewood BCP Interest for that Prospect as listed on Exhibit "A" until Casing Point or until 120% of the estimated funds to drill the Initial Test Well as stated in the original AFE have been spent to drill the Initial Test Well, as required for the Ridgewood ACP Interest assignment pursuant to Section 3.1. Upon earning an interest assignment for the Prospect, Ridgewood will have the obligation of paying a share of any additional cost associated with the Initial Test Well based on the Ridgewood ACP Interest for the Lease upon which the Initial Test Well is located, subject to the applicable provisions stated in the controlling Operating Agreement.

         The Parties shall have the option to participate in the drilling of a Substitute Well(s). Should Ridgewood elect to participate in the drilling of a Substitute Well, upon Ridgewood earning an interest assignment as described in
Article 3.1 herein, Ridgewood's disproportionate spending obligation will have been satisfied for that particular Prospect and the cost of any operation conducted thereafter shall be shared by the participating Parties in the Substitute Well in accordance with the respective Ridgewood ACP Interest in the Substitute Well. Upon Ridgewood earning an interest assignment as described in
Article 3.1 in each Prospect, the provisions of the applicable Operating Agreement shall control the rights, obligations and options of the Parties thereafter for that particular Prospect.

         Should Ridgewood elect not to participate in the drilling of a Substitute Well before earning rights in a Prospect as provided herein, Ridgewood's rights to earn an interest in that Prospect or the remaining Prospect area shall terminate if such well is drilled as proposed. In addition, should Ridgewood fail to participate in a Substitute Well before earning all the interest in a Prospect as described herein, the non-consent provisions of the applicable Operating Agreement shall not apply to the non-jointly owned interest in such Substitute Well and Ridgewood will have no right to use of such Substitute Well as to the unearned, non jointly owned interest unless mutually agreed upon by the Parties. Should Chevron elect to participate in a Substitute Well, Chevron will pay a share of the Well Cost of the Substitute Well based on the residual portion of the Well Cost not being paid by Ridgewood or any Co-Working Interest Owner. Should Chevron elect not to participate in the drilling of a Substitute Well for the Initial Test Well, it will farmout as applicable, a portion of its interest to Ridgewood, as specified in Article 5, as to all depths not previously earned by Ridgewood pursuant to the drilling of the Initial Test Well. Failure by Chevron to timely make an election pursuant to the response periods provided in the applicable Operating Agreement shall be deemed an election by Chevron not to participate in such operation and farmout under Article 5. As to any depths previously earned by Ridgewood, a Party's election not to participate in such Substitute Well shall be in accordance with the provisions of the applicable Operating Agreement. The provisions of Article 5 shall apply to any farmout.

         Notwithstanding anything herein to the contrary, on any Substitute Well being proposed on a Prospect where the Initial Test Well discovered a Reservoir, a Party will have the right and option to limit its participation in the drilling of any Substitute Well to those depths in the Available Acreage for that Prospect previously drilled in the original Initial Test Well.

4.2      Additional Opportunities Prospect Well Cost Sharing.

         The Parties will attempt to agree on a timetable for the drilling of one or more Initial Test Wells on the Additional Opportunities Prospects once the Parties agree an Additional Opportunities Prospect is ready to be drilled. Notwithstanding an attempt to agree on a timetable to drill the Initial Test Wells, it is the intention of the Parties not to defer drilling Additional Opportunities Prospects that are ready to be drilled and to test all Additional Opportunities Prospects during the term of this Agreement. Therefore the Parties agree that after April 1, 2006, either Party shall have the option to propose to the other Party the drilling of an Initial Test Well on for any Prospects listed on Exhibit "B." Between the Effective Date and April 1, 2006, the Parties agree not to submit a proposal to the other regarding the drilling of an Initial Test Well on any Prospect listed on Exhibit "B." After April 1, 2006, should a Party wish to propose the drilling of an Initial Test Well on an Exhibit "B" Prospect, the proposing Party shall provide the other Party with an AFE detailing the specifications of the well to be drilled. The Parties will have the option, but not the obligation, to elect to participate in the drilling of an Initial Test Well on any Prospect listed on Exhibit "B." Should the Parties elect to drill an Initial Test Well on any Prospect listed on Exhibit "B," Ridgewood will have the obligation of paying its share of the cost as set out in Exhibit "B" or it's proportionately reduced share as applicable.

         The Parties shall have the option to participate in the drilling of a Substitute Well(s). Should Ridgewood elect to participate in a Substitute Well, upon earning an interest assignment as described in Article 3.1 herein, the provisions of the applicable Operating Agreement shall control the rights, obligations and options of the Parties thereafter for that particular Prospect. Should Ridgewood elect not to participate in the drilling of a Substitute Well before earning all leasehold rights in a Prospect as provided herein, Ridgewood's rights to an interest in that Prospect or the remaining Prospect area shall terminate if such well is drilled as proposed. In addition, should Ridgewood fail to participate in a Substitute Well before earning all the interest in a Prospect as described herein, the non-consent provisions of the applicable Operating Agreement shall not apply to the non jointly owned interest in such Substitute Well and Ridgewood will have no right to use of the Substitute Well as to the unearned, non jointly owned interest unless mutually agreed upon by the Parties. Should Chevron elect to participate in a Substitute Well, Chevron will pay a share of the Well Cost of the Substitute Well based on the residual portion of the Well Cost not being paid by Ridgewood or a Co-Working Interest Owner. Should Chevron elect not to participate in the drilling of a Substitute Well for the Initial Test Well, it will farmout as applicable, a portion of its interest to Ridgewood, as specified in Article 5, as to all depths not previously earned by Ridgewood pursuant to the drilling of the Initial Test Well, or elect not to participate under the provisions of the applicable Operating Agreement. Failure by Chevron to timely make an election pursuant to the response periods provided in the applicable Operating Agreement shall be deemed an election by Chevron not to participate in such operation and the non-consent provisions of such Operating Agreement shall apply. As to any depths previously earned by Ridgewood, a Party's election not to participate in such Substitute Well shall be in accordance with the provisions of the applicable Operating Agreement. The provisions of Article 5 shall apply to any farmout.

         Notwithstanding anything herein to the contrary, on any Substitute Well being proposed on a Prospect where the Initial Test Well discovered a Reservoir, a Party will have the right and option to limit its participation in the drilling of any Substitute Well to those depths previously drilled in the original Initial Test Well.

         Should Ridgewood elect not to participate in the drilling of an Initial Test Well drilled on a Prospect listed on Exhibit "B" the Leases associated with that Prospect will be excluded from this Agreement and Ridgewood will no longer have any rights or options associated with earning an interest in those Leases.

         Should Chevron elect not to participate in the drilling of an Initial Test Well on the Prospect listed on Exhibit "B" that is proposed to be drilled to the Casing Point for the Objective Depth, Chevron will farmout, as applicable, a portion of its interest to Ridgewood, as specified in Article 5, its available acreage in the specific Prospect area. Should Chevron elect not to participate in the drilling of an Initial Test Well on an Exhibit "B" Prospect, the earning provisions for Ridgewood as described in Article 3 and this Section 4.2, including but not limited to the Land Cost reimbursement, shall not apply and the earning provisions under the farmout shall control.

         4.3      Well Over-expenditure Limitation.

         Each Operating Agreement executed pursuant to this Agreement shall include an over-expenditure provision that requires a new AFE for the current well operation or substitute well operation if it appears that anticipated expenditures will exceed the original well AFE estimate by twenty percent (20%), allowing the Parties to elect not to participate in further operations on the well.

         4.4      Third Party Participation in Prospects.

         The Prospects identified in Exhibit "B" could possibly involve arrangements where Third Parties will be asked to assign acreage and/or participate in the drilling of the Initial Test Well and/or Substitute Well for those Prospects as referenced in Section 3.4. Should a Third Party join in the drilling of a Prospect, and the Parties agree on a different cost sharing percentage than what would be followed should a Third Party not be involved in drilling the Initial Test Well and/or Substitute Well, the Parties agree to adjust the cost sharing as described in Sections 4.1 and 4.2 to compensate for the Third Parties participation. Ridgewood will continue to have the obligation to pay, as appropriate, a proportionate share of the Well Cost, in the same manner as provided under Sections 3.2 and 4.1 or 4.2 above, for the Initial Test Well and/or Substitute Well on the Prospect based on the Chevron leasehold assigned to the Prospect. Land Cost contribution will also be adjusted to reflect this change in cost sharing percentage and Ridgewood will continue to have the obligation to contribute its adjusted proportionate share of the Land Costs incurred by Chevron in acquiring and maintaining the Leases in the Prospect to be drilled as described above.

         4.5      Rights Limitation on Use of Existing Wells

         Notwithstanding anything to the contrary in this Agreement, without the express approval of Chevron, Ridgewood shall not have the right and/or option to propose or use any existing well bore which has been drilled into the Contract Acreage prior to the Effective Date unless otherwise mutually agreed to by the Parties and the owners of the well bore.

         4.6      Wells Proposed by Chevron after the Effective Date.

         During the term of this Agreement, Chevron may identify one or more new prospects on the Contract Acreage prior to Ridgewood earning an interest in certain Leases in the Prospects identified for such Leases. Should Chevron identify a new prospect on unearned acreage, it will submit a proposal in writing to Ridgewood to drill an Exploratory Well to an Exploratory Objective, or to deepen or sidetrack an existing Chevron well or wells to evaluate such prospect. Chevron's notice shall include an identification of the prospect and the information regarding the Exploratory Well and the Exploratory Objective to be drilled. It is agreed between the Parties hereto that in the event Chevron identifies a new prospect and proposes an Exploratory Well after the Effective Date of this Agreement, the rights and options of Chevron and Ridgewood as to that prospect and well proposed shall apply as if the prospect had been listed on Exhibit "B" at the time of execution of this Agreement. All Exhibit "B" Prospects initiated under this Section 4.6 shall be drilled under the terms and conditions stated in Section 4.2 above, with the exception that Chevron shall propose the prospect to Ridgewood and Ridgewood shall have the right, for thirty
(30) days from the receipt of the well proposal, to accept the prospect for inclusion under the terms of this Agreement. Should Ridgewood choose not to include the new prospect under the terms of this Agreement, Chevron will have the right and option to drill or cause to be drilled the prospect and exclude the acreage associated with this prospect from this Agreement limited to the deepest depths drilled in such well if such well is a Successful Well. The remaining acreage and depths in the applicable Prospect area would continue to be subject to this Agreement.

         4.7      Protection from Drainage.

         The Parties hereto recognize that producible Reservoirs common to both a Lease and adjacent or adjoining lands not listed on Exhibits "A" and "B" may exist. In the event the Parties hereto elect to develop or produce hydrocarbons from such common Reservoirs from adjacent lands not listed on Exhibits "A" and "B," Chevron and Ridgewood, in good faith, shall attempt to pool or unitize with a Third Party that portion of the Lease so as to reasonably protect the Lease from drainage. In addition, in the event a Third Party drills a well draining or capable of draining the Contract Acreage, the Parties hereto will take appropriate actions, to the extent they have the right to do so, to protect the Contract Acreage from drainage, including but not limited to pooling, unitization or the drilling a well as needed.

                                    ARTICLE 5

5.       FARMOUT OPTION

         5.1      Exhibit "A" or "B" Prospect Substitute Wells.

         Should Chevron be required to farmout a portion of Chevron's interest to Ridgewood, in a specific Prospect area, pursuant to elections made under
Section 4.1 or 4.2, the Parties will execute a separate Farmout Agreement containing the provisions set forth herein and such additional provisions as may be mutually agreed upon.

         In as much as Chevron has or may enter into similar Agreements with other parties or Co-Working Interest Owners which may cover Available Acreage on one or more of the Prospects listed on Exhibit "A" and/or Exhibit "B," any Chevron interest farmed out pursuant to this Agreement or participation agreements shall be proportioned among the parties desiring to participate in that specific Prospect well. Chevron's interest shall be farmed out to each party based on the ratio of each Party's after casing point interest, as stipulated in its respective agreement, to the total of after casing point interests for all parties desiring to participate as stipulated in each party's applicable agreement, unless otherwise mutually agreed by the parties.

         5.2      Exhibit "B" Farmout Option.

         In the event Chevron elects not to participate in the drilling of an Initial Test Well on an Exhibit "B" Prospect, Chevron will farmout its interest in the Prospect to Ridgewood pursuant to a separate Farmout Agreement containing the provisions set forth herein and such additional provisions as may be mutually agreed upon. Under the Farmout Agreement as contemplated under this
Section 5.2, the geographic acreage associated with the acreage to be farmed-out, including any geological restrictions/depth limitations, will be identified and specifically stated as constituting the farmout acreage. The acreage to be covered by the Farmout Agreement will consist of the Available Acreage as to the respective Prospect on Exhibit "B."

         5.3      Chevron's Participation Options and Overriding Royalties.

         All the terms and conditions for each farmout executed pursuant to the provisions of this Agreement shall be found in the applicable Farmout Agreement. Under any Farmout Agreement contemplated pursuant to this Agreement, Chevron shall retain the continuing rights, options and elections as follows:

         For Substitute Wells drilled on any Exhibit "A" or "B" Prospects, as to the depths previously unearned by Ridgewood, and for the Initial Test Well on an Additional Opportunities Prospect, as shown on Exhibit "B," Chevron will retain a proportionately reduced one-twelfth (I/12th) overriding royalty and shall have the option at "payout," as defined in the Farmout Agreement, of the Prospect's Initial Test Well to either (1) convert said ORRI and back-in for a proportionately reduced undivided thirty percent (30%) working interest and begin participating in the continued operations on the Prospect and all subsequent operations pursuant to the terms and conditions of the applicable Operating Agreement, or (2) escalate the retained proportionately reduced one-twelfth (1/12th) overriding royalty interest to a proportionately reduced one-tenth (1/10t') overriding royalty interest and Ridgewood shall have no obligation to reimburse Chevron for Land Costs associated with such Prospect. In the event Chevron elects to back-in for a working interest, in no event will Chevron be required to reimburse Ridgewood for any costs or expenses incurred or accrued in regard to any operations conducted on or associated with the Initial Test Well prior Chevron's working interest back-in election, Chevron's "payout" election as to the working interest option or overriding royalty interest option shall be proportionately reduced based on the Chevron interest as shown on Exhibits "A" or "B" under the column entitled "Chevron Interest."

         5.4      General Farmout Agreement Terms and Conditions.

         Except as otherwise provided in this Agreement, the following terms and conditions shall be applicable to all the Farmout Agreements executed by the Parties hereto pursuant to the provisions of this Agreement.

         5.4.1 Within one hundred and twenty (120) days from the execution of a Farmout Agreement, or other mutually agreed period of time, Ridgewood will have the option to, at its sole cost, risk and expense, and subject to rig availability and the obtaining of required permits, commence the drilling of the initial test well under the Farmout Agreement. The surface location, bottomhole location and primary objective for the initial test well shall be mutually agreed upon between Chevron and Ridgewood, provided, however, in the event the Parties do not agree, Ridgewood's proposal(s) shall govern. The well commencement deadlines will be reflected in the appropriate Farmout Agreements and shall be subject to rig availability and the obtaining of required permits.

         5.4.2 If prior to reaching the objective depth on any well drilled pursuant to the provisions stated in a Farmout Agreement, conditions are encountered in such well which render further drilling operations impractical, Ridgewood will have sixty (60) days in which to advise Chevron of its election to drill a substitute well. In the event Ridgewood elects to drill a substitute well, the well must be commenced within forty-five (45) days after the date the rig is released from the previous well, subject to rig availability and the obtaining of any required permits. Any substitute well drilled will be drilled under the same terms and conditions as the well it is replacing.

         If, after reaching the objective depth on any well drilled pursuant to the provisions stated in a Farmout Agreement, the well fails to satisfy the standards stated in Subsection 5.4.3 below, and is abandoned by Ridgewood; Ridgewood will not have earned any interest in the acreage fanned-out. Ridgewood's right to earn an interest in the acreage farmed-out shall terminate forty-five (45) days after the date of the release of the drilling rig from such well, without further notice or demand from Chevron, unless within said forty-five (45) day period, Ridgewood advises Chevron in writing that Ridgewood elected to commence, within ninety (90) days after said release of the drilling rig from such well, actual drilling operations for a substitute well at a location selected by Ridgewood in the acreage farmed-out. If Ridgewood makes such election, Ridgewood's right to earn an interest in the acreage farmed-out by a substitute well shall terminate ninety (90) days after said release of the drilling rig from such substitute well without further notice or demand from the Chevron, unless within such ninety (90) day period, Ridgewood commences operations for drilling said substitute well.

         Until Ridgewood earns Ridgewood's ACP Interest of Chevron's proportionate share of the Prospect in the Record Title or Operating Rights Interest in the acreage farmed-out, Ridgewood shall have the continuing right to drill successive substitute wells in the acreage farmed-out so long as Ridgewood complies with the applicable time periods and provisions as stated above relative to the drilling of the first such substitute well. All provisions of the Farmout Agreement relating to the said initial test well shall also, unless clearly inappropriate, be applicable to each such substitute well.

         The only consequence for Ridgewood's failure to drill any well under the Farmout Agreement shall be the forfeiture of its right to drill such well. Ridgewood shall not be liable to Chevron or any other Third Party for any other costs, expenses or damages related to such failure to drill such well.

         5.4.3 In the event (1) the initial test well or its substitute on any individual Prospect is drilled to the objective depth and is a Successful Well and (2) Ridgewood, within sixty (60) days from rig release, commits in writing to Chevron its plans to install the necessary facilities as soon as practicable to develop the hydrocarbons discovered, Ridgewood will have carried an assignment from Chevron of Chevron's Record Title or Operating Rights Interest, as specified in the Farmout Agreement, in that portion of the Contract Acreage associated with the Prospect drilled, subject to the reservations stated in
Section 5.3 above.

         In the event any such initial test well or its substitute does not reach the objective depth due to encountering any formation which cannot be penetrated, or any adverse condition which cannot be overcome by means considered reasonable and appropriate in the industry and at reasonable cost, but such well otherwise satisfies the criteria described above in (1) and (2) of this Section 5.4.3, Ridgewood will have earned an assignment of Record Title or Operating Rights Interest, as specified herein in that portion of the Contract Acreage associated with the Prospect limited in depths down to the stratigraphic equivalent of the base of the deepest interval that classifies such well to be a Successful Well. Ridgewood shall have the continuing right to earn deeper depths in such Prospect as to those depths not previously earned by Ridgewood by drilling additional wells under the terms of the Farmout Agreement.

         5.4.4 Unless otherwise specifically stated in this Agreement, any Record Title or Operating Rights Interest assignment made by Chevron in favor of Ridgewood where Chevron has made an election to retain only an overriding royalty interest, pursuant to the provisions stated in the applicable Farmout Agreement(s), will be made subject to Chevron retaining the overriding royalty specified in Section 5.3 in and to all production from the farmed-out acreage.

         5.4.5 Ridgewood shall not earn or have the right to earn any interest in nor be responsible or liable for any existing wells, platforms, flowlines or environmental conditions which are located on any portion of the Contract Acreage prior to the effective date of the applicable Farmout Agreement. In addition, notwithstanding anything herein to the contrary, under no circumstances will Ridgewood be allowed to earn any productive sand segment in pressure communication with Chevron's wells located in or around any acreage covered by any Farmout Agreement executed pursuant hereto except as otherwise mutually agreed. The pressure communication and common reservoir restrictions are found under Article 6 below.

         5.4.6 No well drilled by Ridgewood pursuant to any Farmout Agreement shall be abandoned by Ridgewood without Ridgewood first giving Chevron written notice thereof, together with a copy of the final electric log and copies of all other wireline logs, sidewall core analyses and other information required to be provided to Chevron under any Farmout Agreement. Within thirty (30) days (inclusive of weekends and holidays) after Chevron's receipt of such notice and logs [twenty-four (24) hours if the rig having drilled said well is on location and a decision has been made by Ridgewood to immediately plug and abandon the well], Chevron may notify Ridgewood that it elects to take over the well for such further operations it may wish to conduct. Chevron shall, at its sole risk and expense, thereupon take immediate possession of the well and of the materials and equipment owned or controlled by Ridgewood located at the well site in connection with Chevron's further operations testing, deepening, or evaluating the well.

         If, within the time provided, Chevron elects to take the well over, Ridgewood shall, except as hereinafter provided, have the same rights and responsibilities as if it had abandoned the well with Chevron's approval. After taking over the well, Chevron shall own all operating rights and working interest in the well and shall be responsible for and shall bear the entire expense of further operations in connection with the well, including the cost of completion and or abandonment. In addition, Chevron shall own exclusively, free and clear of any Farmout Agreement and of any assignment or operating agreement entered into pursuant to the Farmout Agreement.

         5.5      Impenetrable Substances.

         If Ridgewood drills to a depth shallower than the agreed upon objective depth and encounters "impenetrables," including any formation which cannot be penetrated, or any adverse condition which cannot be overcome, by means considered reasonable and appropriate in the industry and at reasonable cost, Ridgewood shall have the right to drill a substitute well in accordance with Subsection 5.4.2 above.

         5.6      Overriding Royalties.

         Chevron's reserved overriding royalty as described in Section 5.3 above shall be free and clear of all cost, of exploring, operating, and developing on, and producing from, the acreage farmed-out, and maintaining said lease in force and effect, as well as all cost for plugging, abandoning, clean-up and restoration, but shall bear its proportionate share of all severance, production and other taxes which are now or which may hereafter become applicable thereto. Said overriding royalty shall be computed and paid at the same time and in the same manner as royalties are computed and paid to the lessor under the leases farmed-out.

         If Chevron elects to participate for a working interest at "payout" in a farmed-out well, Chevron will proportionately share in any royalty relief granted based on its working interest starting at that time of Chevron's election, but in no event should Chevron be entitled to any royalty relief granted prior to payout. However, should a farmed-out well be unsuccessful and the MMS grants royalty relief on the Lease drilled, the owners of the shallow production on such Lease in which royalty relief is granted shall be entitled to the royalty relief so granted if any.

         5.7      Joint Operations for Earned Depths.

         If Ridgewood has not earned an interest in all of the Available Acreage in a Prospect listed on Exhibits "A" or "B," but has earned an interest in shallower portions of the Leases comprising such Prospect by participating in an Initial Test Well, then any well drilled by Ridgewood under the terms of this
Article 5 shall be subject to the terms of the applicable Operating Agreement governing such shallower portions of the Lease unless otherwise mutually agreed to by the Parties.

                                    ARTICLE 6

6.       PRESSURE COMUN CATION AD COMMON RESERVOIRS

         6.1      Pressure Communication Restriction.

         Notwithstanding anything herein to the contrary, any productive sand interval encountered in any well drilled or caused to be drilled by the Parties under this Agreement that is in a Reservoir or pressure communication with a productive sand interval that is producing or is capable of producing from an existing well in paying quantities from such sand interval drilled on a Lease by Chevron or a Co-Working Interest Owners shall be excluded from this Agreement and specifically reserved by Chevron. If at any time a Party proposes to drill a well which could encounter a sand interval(s) which could potentially be in a Reservoir or pressure communication with a productive sand interval(s) that is producing or capable of producing in an existing well as described above, prior to drilling such well Chevron and Ridgewood will establish the criteria for determining whether the well once drilled would be in a Reservoir or pressure communication. In the event the Parties drill a well and encounter a sand interval(s) not originally anticipated to contain hydrocarbons in paying quantities but, upon review by either Party is believed to potentially be in a Reservoir or pressure communication with a productive sand interval(s) that is producing or capable of producing in an existing well as described above, then upon determination that such sand interval(s) could potentially be in a Reservoir or pressure communication, the Parties hereto shall meet as soon as reasonably possible to establish the criteria for determining whether or not the well in question is actually, in a Reservoir or pressure communication.

         In the event there is a disagreement between Chevron and Ridgewood as to whether or not a Chevron well and/or interval(s) is potentially in a Reservoir or pressure communication with the new well and/or interval(s), then within one hundred eighty (180) days after rig release from such well, Chevron and Ridgewood shall furnish all available geological, geophysical and engineering data, including bottom hole pressure data and Reservoir characteristics, to a mutually acceptable engineering firm to determine, with reasonable confidence, whether a Reservoir or pressure communication does or does not exist between the wells. The decision of the engineering firm shall be final and binding on the Parties hereto. The cost of the work performed by the engineering firm shall be shared between Chevron and Ridgewood, at the ACP Interests.

         In the event the only sand interval(s) capable of producing hydrocarbons in commercial quantities discovered in a well drilled by the Parties is in a Reservoir or pressure communication with one or more sand interval(s) producing or capable of producing from Chevron's well(s) on a

Chevron Lease, and the well has no further utility for options on the Prospect as agreed to by the Parties, then Chevron will have the option to take over the well. If Chevron exercises this option by giving Ridgewood written notice, Ridgewood shall be entitled to a Well Cost adjustment for that portion of the wellbore associated with the drilling, completing and equipping the -yell from the surface down to the base of the Reservoir in pressure communication with the other well. All costs and expenses paid by Ridgewood for the drilling of the well down to the base of said Reservoir, along with all costs and expenses paid by Ridgewood, if any, in completing and equipping the well for the Reservoir in pressure communication, shall be reimbursed to Ridgewood by Chevron in an equitable manner, as agreed by the Parties, based on the value and allocation recommended in the applicable COPAS guidelines, as amended from time to time.

                                    ARTICLE 7
7.       OPERATING AGREEMENT

         7.1      Offshore Operating Agreements.

         Chevron and Ridgewood shall execute an Operating Agreement, on the form set out as Exhibit "E," no later than thirty (30) Business Days before the Initial Test Well is drilled on a Prospect. A separate Operating Agreement shall be executed between the Parties for each Prospect. All Contract Acreage within the Leases and included in a Prospect shall be covered and governed by the Operating Agreement for that Prospect.

         Should any Prospect be expanded to include acreage not under the ownership or control of Chevron or Ridgewood, and the Third Party owner of such acreage elects to participate with the Parties in drilling an Initial Test Well on the Prospect, the Parties shall propose utilizing the Operating Agreement attached as Exhibit "E" to the Third Party for the controlling agreement covering operations on the Prospect. Should the Third Party refuse to accept the use of Exhibit "E," the Parties shall negotiate with the Third Party to enter a mutually acceptable form of operating agreement to cover the Prospect.

         Notwithstanding anything to the contrary herein, the terms of the applicable Operating Agreement apply to all operations with regards to a Prospect, and all payments made with respect to such Prospect under this Agreement or the applicable Operating Agreement, unless specifically in conflict with the terms of this Agreement, in which event the terms of this Agreement shall control as provided under Section 28.15 below.

         7.2      Designation of Operator.

         As between the Parties, Chevron shall be designated as operator for the Initial Test Well for each Prospect listed on Exhibits "A" and "B."

         The Parties will, if required, execute the appropriate Designation of Operator forms, under the terms hereof, naming Chevron as Operator. Chevron shall also assume the responsibility of the Designated Applicant for oil spill financial responsibility purposes; however no Party is released from any its liabilities for expenses, losses or damages by such assumption by Chevron. The Parties will execute as soon as requested all necessary forms to reflect the selection of operator and Designated Applicant for oil spill financial responsibility purposes.

                                    ARTICLE 8

8.       ADDITIONAL PARTNERS/CO-VENTURERS

         8.1      Partners/Co-Venturers.

         Nothing in this Agreement shall be construed to limit Chevron's right to seek another partner/co-venturer to participate in the drilling and development of the Contract Acreage, but any such participation by a Third Party shall not diminish Chevron's obligations under this Agreement, including, but not limited to those obligations enumerated in Article 4. In addition, nothing herein shall limit Chevron's right to sell, assign, transfer, exchange, burden or deliver any Lease included under this Agreement as long as such conveyance is made specifically subject and subordinate to this Agreement and the applicable Operating Agreement.

                                    ARTICLE 9

9.       ACREAGE RELEASE

         9.1      Option to Release Acreage.

         At any time during the term of this Agreement, Ridgewood shall have the right and option to relinquish its right to earn any Lease listed on Exhibit "B" by notifying Chevron in writing. On any Lease within its primary term, such notice shall be made at least sixty (60) days prior to the next rental date. If the Lease is held by production, or beyond its primary term, such notice shall be made at any time.

         9.2      Rights Termination.

         Upon receipt by Chevron of the Ridgewood release notification, the rights and options granted Ridgewood under this Agreement as to the released Leases and Contract Acreage shall terminate. Notwithstanding anything herein to the contrary, in no event shall the notification of a release as described in this Article 9 relieve Ridgewood of any financial obligation that has been incurred or accrued pursuant to this Agreement or any Operating Agreement.

         9.3      Automatic Release.

         If, under the operation of any provisions of this Agreement an interest in the Contract Acreage or acreage made subject to this Agreement pursuant to
Section 2.4 is excluded or relinquished or is or becomes no longer subject to this Agreement, including but not limited to a Lease terminating under the provisions stated in said Lease, the excluded or relinquished Lease, or any portion thereof will automatically be deemed to be released by Ridgewood and no longer subject to this Agreement.

         After the release or relinquishment by Ridgewood or automatic release under Section 9.3 of any Lease subject to this Agreement as provided under this
Article 9, Chevron shall be free to drill, sell, farmout, joint venture or dispose of, in any manner it so chooses, the released acreage. Ridgewood hereby agrees and releases Chevron from any liability whatsoever with regard to the released acreage relating to the activities of Ridgewood and any information and/or data Ridgewood may have given to Chevron in regard thereto. In the event Chevron discloses Ridgewood solely-owned confidential data obtained under and through this Agreement to any Third Party within two (2) years of the release of acreage, Chevron will require the Third Party to execute an appropriate confidentiality agreement.

                                   ARTICLE 10
10.      NOTICES

         10.1     Notices.

         All notices authorized or required between the Parties by any of the provisions of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, overnight express delivery, courier service or facsimile (with receipt confirmed), postage or charges prepaid, and addressed to such Parties at the addresses set forth below:

Chevron U.S.A. Inc. **                           Ridgewood Energy Corporation
14141Southwest Freeway                           11700 Old Katy Road, Suite 280
Sugar Land, Texas 77478                          Houston, Texas 77079
Attention: Gulf of Mexico - Land Manager         Attention: W. Greg Tabor
Fax: (281) 287-7575                              Fax: (281) 293 - 7391

**This address is temporary and will be amended as necessary by Letter
Agreement.

         Any originating notice and.-'or response thereto given under any provision hereof shall be deemed given only when received by the Person to whom such notice is directed, except that; (1) any notice or response by certified U.S. mail, return receipt requested, properly addressed pursuant to this Article 10, and with all postage and charges prepaid, shall be deemed received on the date that the Person to whom it was directed has received it, (2) any notice or response given by facsimile to the above facsimile phone number shall be deemed received as of the time of confirmed receipt or (3) by overnight express delivery or courier shall be deemed received upon acknowledgement of receipt by the Person to whom it was directed, or within 72 hours of delivery of such notice whichever is sooner.

         10.2     Change in Designated Representative.

         Each Party shall have the right to change its address, facsimile number and it's designated Representative at any time, and from time to time, by giving prior written notice thereof to the other Party.

                                   ARTICLE 11

11.      EXISTING AGREEMENTS

         11.1     Existing Agreements.

         Ridgewood recognizes and acknowledges that certain Leases are subject to certain agreements and other contracts that may affect the rights, obligations and/or options granted to Ridgewood under this Agreement. These existing agreements are listed on Exhibit "C." It is understood between the Parties hereto that the rights and option of Ridgewood shall be specifically subject to these existing agreements as those agreements apply to the Contract Acreage. Ridgewood shall, upon execution of this Agreement, become bound by all existing agreements, whether in Chevron's records or of Public records, relating to the affected Prospects to the extent of any interest undertaken or earned by Ridgewood. Ridgewood shall have the right of access to and review of copies of such agreements, subject to any contractual restrictions therein and any confidentiality agreements or arrangements required. Provided however, Ridgewood shall be released from. such agreements in the event Ridgewood, when not in breach, does not drill or is unable to drill or to cause to be drilled any well governed under this Agreement.

                                   ARTICLE 12

12.      RIGHTS RESERVED

         12.1     Lease Rights Reservations.

         Chevron EXPRESSLY RETAINS AND RESERVES EXCLUSIVELY UNTO ITSELF THE
FOLLOWING:

         (a) All rights of ingress, egress, use, occupancy, and any and all other rights granted by, through and under the federal leases subject hereto, necessary or convenient to exercise and enjoy all oil, gas and mineral rights reserved to Chevron, including but not limited to, construct, maintain and operate facilities, platforms and pipelines on and across Leases, subject to Ridgewood's rights to earn the assignment(s) as provided hereunder.

         (b) All rights of ownership and use held by Chevron's Affiliates in any pipeline or rights of ways.

         (c) The right of ownership and/or operatorship of the Existing Facilities and the revenues realized therefrom.

         (d) Chevron also reserves any platform, facilities, wellbores, pipelines or rights-of-way installed, drilled or obtained in the future located on or in the vicinity of the Contract Acreage related to Chevron's operations on the Leases subject hereto, in which Ridgewood does not own an interest.

         (e) Any and all rights and interests not expressly granted to Ridgewood.

                                   ARTICLE 13

13. PRODUCTION PROCESSING AND CONTRACT PUMPING

         13.1     Production Handling Option.

         The basic terms of production handling agreements will not be a part of this Agreement but the Parties agree that it is the general intention of the Parties to independently and in good faith evaluate the use of existing, nearby sole ownership facilities of Chevron, if any and where appropriate, for the handling of Prospect production from successful Prospect wells; however, neither party is committed to bring its share of Prospect production to a Party's nearby sole ownership facility or to accept production at a Party's nearby sole ownership facility. The Parties will negotiate any such use in good faith, where the Parties see mutual benefit to such use; however, the use of an Existing Facility, or near by facility, will require the consent of both Parties to all terms and condition of such use prior to such use.

         13.2     Contract Operating Option.

         Should the Parties decide to transport co-owned production to a facility owned by one of the Party's hereto but not the other, and the Parties are successful in negotiating an agreement with the owners of the facility to handle the production, as an accommodation to the non-owning Party, the owning Party will consider; but will not have the obligation, to contract operate any producing wells owned by the Party not an owner of the facility.

         13.3     Use of Existing Facilities,

         Notwithstanding any rights and/or options provided Ridgewood under the terms and conditions of this Agreement, this Agreement shall in no way be construed in any manner whatsoever as a right and/or option for Ridgewood to utilize any Existing Facility; provided, however, Chevron is agreeable to assisting Ridgewood to provide Ridgewood with access to an Existing Facility if capacity is available or projected to be available and not planned to be utilized by Chevron and/or any Co-Working Interest Owners; provided Ridgewood agrees to pay reasonable fees for the use of any such Existing Facility and the services, if any, provided therewith. Notwithstanding the willingness of Ridgewood to pay reasonable fees, under no circumstances will it be construed that Chevron is under any obligation whatsoever to provide access to or capacity on any Existing Facility located on any Lease subject to this Agreement. In no event shall Ridgewood have any liability or obligation with respect to any Existing Facility except as specifically provided in a separate written agreement between Ridgewood and the owners of such facilities.

                                   ARTICLE 14

14.      TAX MATTERS

         14.1     Income Tax Election.

         Notwithstanding any other provision herein, the rights and liabilities hereunder are several and not joint or collective and this Agreement shall not constitute a partnership. If for federal income tax purposes this Agreement and the operations or activity hereunder are regarded as a partnership, then for federal income tax purposes each party elects to be excluded from the application of all provisions of Subchapter K, Chapter 1. Subtitle A, Internal

Revenue Code of 1986 as amended ("Code"), as permitted and authorized by Section 761 of said Code and the regulations promulgated thereunder. Chevron is hereby authorized and directed to execute on behalf of each Party such evidence of this election as may be required, including specifically, but not by way of limitation, all of the returns, statements and data required by law.

         Should there be any requirement that each Party further evidence this election, each Party agrees to execute such documents and furnish such other evidence as may be required. Each Party further agrees not to give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax law of the United States or any state contains provisions similar to those contained in Subchapter K, Chapter 1, Subtitle "A" of the Code, under which an election similar to that provided by Section 761 of said Subchapter K is permitted, each Party agrees to make such election as may be permitted by such laws. In making this election, each Party states that the income derived by it from the operations or activities under this Agreement can be adequately determined without the computation of partnership taxable income.

         The provisions of this Article 14 shall not affect or demise the Parties rights and obligations under any Operating Agreement entered into pursuant to this Agreement. Notwithstanding anything herein to the contrary under this Article 14, for purposes of operations to be conducted under the applicable Operating Agreements, the Parties hereto agree to use that form of tax partnership as shown on Exhibit "F" of Exhibit "E."

                                   ARTICLE 15

15.      GEOPHYSICAL DATA

         15.1     Proprietary Seismic Data.

         Should at any time prior to or during the term of this Agreement, Ridgewood or Chevron acquire any proprietary seismic data covering a portion of the Contract Acreage, the acquiring Party will allow the other Party access to this proprietary seismic data. The acquiring Party will consider granting the other Party a license covering that portion of the acquiring Party's proprietary seismic data covering the Contract Acreage upon the other Party's request. The fee to be paid to license the seismic data, and the licensing agreement to be executed between the Parties, shall be negotiated at the time the Party elects to license the data. Ridgewood or Chevron must submit a written proposal to the acquiring Party prior to the termination of this Agreement proposing the license of a portion of the acquiring Party's data. Failure of Ridgewood or Chevron to submit such a proposal, or in the event the Parties are unable to negotiate a mutually agreeable licensing fee and/or licensing agreement, shall terminate the acquiring Party's option to consider licensing its data to the other Party. The acquiring Party makes no representation and shall have no liability to the other Party regarding the accuracy or completeness of any data disclosed to the other Party hereunder. Any such information or data provided hereunder is provided as a convenience only and any reliance on or use by Ridgewood or Chevron is at Ridgewood's or Chevron's sole risk.

         15.2     Hazard Survey Data.

         Should Chevron possess or acquire any shallow hazard data covering any Leases subject hereto, and that data is used in support of permitting a location to drill a well as a result of this Agreement or the applicable Operating Agreement, then the cost Chevron paid for the shallow hazard data will be added to the cost Ridgewood is required to contribute. Only Ridgewood's proportionate share of the actual cost paid by Chevron for the shallow hazard survey, based on the interest Ridgewood will be assigned in the Lease were the well will be drilled, will be owed to Chevron. Ridgewood will contribute such amount upon receipt of written notice from Chevron detailing the hazard survey charge

         15.3     Speculative Seismic Data.

         The Parties hereto may have in their possession certain seismic data licensed from Third Parties "Speculative Seismic Data") which impose various restrictions and limitations on either Parties right to use, disclose and/or display such data relating to the properties identified in Exhibit "A" or "B." Treatment of this Speculative Seismic Data shall be controlled under confidentiality provisions specified in Section 20.2 below.

                                   ARTICLE 16

16.      RENTALS, MINIMUM ROYALTY AND LEASE MAINTENANCE

         16.1     Rentals and Minimum Royalty.

         Notwithstanding the obligations to compensate Chevron for Land Costs as described under Section 3.2 above, Ridgewood shall be responsible for contributing a portion of any rental or minimum royalty that comes due and payable, on a lease-by-lease basis, for each Lease it is assigned as provided herein commencing on the effective date of each such assignment. The share of the rental or minimum royalty Ridgewood will owe will be calculated based on the interest assigned in a Lease. This responsibility shall continue until the first to occur of the following: (a) Ridgewood relinquishes its right to earn an interest in the affected Lease in accordance with this Agreement or the applicable Operating Agreement, or (b) the Lease terminates. Chevron shall pay or cause to be paid the rental and/or minimum royalty on each Lease. Ridgewood agrees to contribute its proportionate share of such rental and/or minimum royalty within thirty (30) days after receipt of written notice from Chevron for same. However, on a lease-by-lease basis and pursuant to Section 9.1 of this Agreement, Ridgewood, at its sole option and discretion, shall have the right to relinquish to Chevron its rights in a Lease and thereby relieving itself of its obligation to reimburse Chevron, Should Ridgewood elect to relinquish its interest to Chevron, but fail to provide Chevron with the required notice under
Section 9.1 of this Agreement, Ridgewood will remain liable for the next ensuing rental or minimum royalty payment for which proper notification was not received.

         Chevron shall not be liable for failure to make a proper payment during the time in which it is responsible for doing so, but agrees to use the same degree of care used in making such payments under its other leases. The termination of this Agreement shall not relieve Ridgewood of its obligations to contribute to any payments so made during the period this Agreement was in effect, and during the period that such Lease(s) are subject to this Agreement, the right of such termination to be an additional right reserved by Chevron and not a limitation of any of Chevron's rights herein.

                                   ARTICLE 17
17.      MEDIA RELEASES

         17.1     Public Announcements.

         The Parties hereto agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement at least three
(3) Business Days prior to the intended release date of such announcement. Release of reserves estimates is never permitted. The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party hereto to the text of a public announcement or statement. Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or necessary to comply with disclosure requirements of the New York Stock Exchange or any other regulated stock exchange.

         17.2     Media Releases.

         Except as may be otherwise authorized by the applicable Operating Agreement, if any, neither Party shall make any press release or other public announcement regarding operations conducted pursuant to this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, Each Party will have three (3) Business Days within which to review and comment prior to public disclosure. Release of reserves estimates is never permitted. The foregoing, however, shall not restrict disclosures by either Party which are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates.

                                   ARTICLE 18
18.      FILES

         18.1     Access to Files.

         During the term of this Agreement, either Party ("disclosing Party") shall permit, to the extent it has the right to do so, a Party ("reviewing Party") and its Representatives at reasonable times during normal business hours to examine, in the disclosing Party's offices at their actual locations, the Prospect and land files (excluding all economic and risk evaluations, reserve information, all legal files, attorney-client communications or attorney work product, records and documents subject to confidentiality provisions and auditor's reports) pertaining to the Prospects listed on Exhibits "A." In addition, to the extent it has the right to do so, reviewing Party will be allowed access to the disclosing Party's geological, geophysical, engineering and land files, subject to the same exclusions listed above, covering the Leases hereto in support of the development of the Leases and Prospects listed on Exhibit "B." The reviewing Party shall be obligated to maintain the confidentiality of such files and information in accordance with the provisions and limitations described in Article 20 below. The disclosing Party and its Representatives make no representation or warranty as to, and shall have no liability to reviewing Party regarding, the accuracy or completeness of the information disclosed to the reviewing Party hereunder. Any information or data furnished hereunder by the disclosing Party is provided as a convenience only and any reliance on or use of same is at the reviewing Party's sole risk. The inadvertent disclosure by the disclosing Party to the reviewing Party of attorney-client communications, attorney work product, legal files or other confidential information shall not be deemed to be a waiver of the attorney-client privilege, the attorney work-product privilege, or any other privilege or right protecting the confidentiality of data or information. Anything in this Agreement to the contrary notwithstanding, however, the disclosing Party and their Representatives shall have no liability to the reviewing Party for failing to allow the reviewing Party to examine, or to grant the reviewing Party access to any of the files or materials referred herein. Access to a disclosing Party's Prospect files is strictly and solely as an accommodation to the reviewing Party.

                                   ARTICLE 19

19.      ASSIGNMENTS AND TRANSFER OF INTEREST

         19.1     Assignment of this Agreement.

         It is agreed that Ridgewood shall not assign, either in whole or in part, its rights and interest in this Agreement without the prior written consent of Chevron. Upon receipt of Chevron's written consent, which consent can be conditioned on, but not limited to, requesting adequate security for the future performance by assignee, payment of all delinquent accounts and resolving all outstanding disputes, any assignment made by Ridgewood hereof shall 1) contain a limitation in favor of Chevron requiring that Chevron's written consent must also be obtained prior to any future assignments of this Agreement in whole or in part, 2) that said instrument contain a provision indicating said assignment is made subject to this Agreement, and 3) the assignee agrees in writing to be bound by all the terms and conditions of this Agreement.

         19.2     Lease or Prospect Successors and Assigns

         It is agreed that Ridgewood, before earning an interest therein, shall not assign, either in whole or in part, its interest or rights to interest in and to any Lease or Prospect without the written consent of Chevron. Upon receipt of Chevron's written consent any assignment made by Ridgewood hereof shall 1) contain a limitation in favor of Chevron requiring that Chevron's written consent must also be obtained prior to any future assignments of interest in whole or in part, 2) that said instrument contain a provision indicating said assignment is made subject to this Agreement, and 3) the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. It shall be fully understood that in the event the assigning party encumbers or burdens the Contract Acreage or any portion thereof after earning an interest herein, the assigning party shall hold the non-assigning party free and clear of any and all obligations, liability and/or responsibility for such encumbrance(s) or burden(s). Any assignment made pursuant to this Section 19.2 shall be in accordance with and in compliance to the accepted practices, guidelines and policies of the Minerals Management Service or other governmental agencies that my claim jurisdiction. After Ridgewood receives an assignment in a Lease, future restrictions, if any, on subsequent assignments will be covered in the applicable Operating Agreement.

                                   ARTICLE 20
20.      CONFIDENTIALITY

         20.1     Confidentiality.

         It is understood and agreed that no Party to this Agreement, for a period of thirty-six (36) months from the Effective Date hereof, shall divulge to any Third Party any geophysical, geological or engineering information that is disclosed or received from the other Party on the Contract Acreage without first obtaining the written consent of such other Party to this Agreement to release any such information that it disclosed or received- Such consent, however, shall not be necessary for a Party to divulge such information to any part(y)ies from whom said Party to this Agreement may receive a contribution for the drilling of a well under any farmout agreement, to a financial institution (or similar entity) from whom a Party is attempting to secure funds or financing, or to a pipeline company for the purpose of securing a pipeline connection. Notwithstanding the above, either Party may disclose confidential data to its Affiliate(s), consultants or other Representatives provided that such Affiliate, consultant or Representative agrees to maintain the confidentiality of such confidential data under the same conditions as stated herein.

         Subject to disclosures that may be authorized by any Operating Agreement applicable to a particular Lease, any and all data revealed and disclosed by Chevron to Ridgewood and Ridgewood to Chevron shall be treated as confidential, less and except any data that now or hereafter becomes generally available to the public, was known by Chevron or Ridgewood prior to the. Effective Date of this Agreement, was already in Chevron's or Ridgewood's possession prior to the Effective Date of this Agreement, or hereafter comes into Chevron's or Ridgewood's possession from a Third Party who has the right to disclose such information as applicable.

         20.2     Speculative Seismic Data.

         The Parties hereto have in their possession certain seismic data licensed from Third Parties which impose various restrictions and limitations on either Parties right to use, disclose and/or display such data relating to the Leases identified in Exhibits "A" or "B." Notwithstanding any other provision in this Agreement to the contrary, Chevron and Ridgewood both agree that neither Party shall remove from each other's office, copy, or reveal to any Third Party, any Speculative Seismic Data disclosed by one Party to the other Party. Each

Party agrees it will only view such Speculative Seismic Data for no other purpose other than necessary to review the work product generated as a result of the purpose of this Agreement. Under no circumstances will the Party who views the Speculative Seismic Data be allowed to use the Speculative Seismic Data for any other purpose than what viewing the data was intended unless the viewing Party has first obtained a license from the Third Party owner of such Speculative Seismic Data or the disclosing Party, or the owner of the Speculative Seismic Data advises the Parties that such data is no longer to be held confidential.

         20.3     Disclosure of Confidential Data.

         In the event a Party hereto, or its Representatives, are required by any court or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand, or any similar process) to disclose any confidential information or data not owned by said Party, the Party required to make such disclosure shall 'provide the owner of the confidential information or data with prompt notice of such requirement in order to afford the owner of such information or data the opportunity to seek an appropriate protective order. However, if the owner of such information or data is unable to obtain or does not seek such protective order and the Party that is required to make such disclosure, or its Representatives, are, in the opinion of counsel, compelled to disclose confidential information or data under pain of liability for contempt or other censure penalty, disclosure of such information or data may be made without liability.

         20.4     Risk of Use of Confidential Data.

         It is understood by the Parties hereto that any confidential information or data, both oral and written, furnished by one Party to the other is to be considered accurate, however, neither Party hereto makes any representations or warranties, express, implied, statutory or otherwise, with respect to the accuracy or completeness of the confidential information or data disclosed or any condition or aspect thereof. To the best of its knowledge, the Party making such disclosure represents that it has full legal or contractual authorization or right to disclose such information and data to the other Party. Each Party hereto agrees that it will use such confidential information and data at its sole peril and risk, and the disclosing Party shall have no liability whatsoever with respect to the use by the receiving Party of any information or data, whether confidential or otherwise, furnished by the disclosing Party to the receiving Party. Any decision or action taken by the receiving Party of such disclosed confidential information and data shall be based solely on the receiving Party's independent evaluation, judgment and decisions.

                                   ARTICLE 21
21.      GOVERNING LAW

         21.1     Choice of Law.

         The terms and conditions of this Agreement shall be governed and interpreted under the LAWS OF THE STATE OF ALABAMA excluding, however, any provisions of Louisiana law which might direct or refer such determination to the laws of any other jurisdiction.

         21.2     Future Litigation and Claims.

         Ridgewood acknowledges and agrees that Chevron and its Affiliates shall have full and unfettered discretion in the handling and settling of any such claim, demand, action, cause of action, or lawsuit for events which occurred, or alleged to have occurred prior to the Effective Date pursuant to any future litigation as they relate to the Chevron Leases, and Ridgewood specifically waives any claim it may otherwise have against Chevron arising out of or relating to the handling or settling of any such claim, demand, action, cause of action, or lawsuit asserted under future litigation; provided, however, that in the event that such claim contemplated by this Section 21.2 covers periods after the Effective Date, Ridgewood may assist in defending the litigation. Chevron agrees that no such claim, demand, action, or cause of action, or lawsuit arising out of or related to acts or omissions occurring prior to the Effective Date will impair or affect any interest to be assigned to Ridgewood under this Agreement or will impose any cost or liability on Ridgewood.

                                   ARTICLE 22

22.      FORCE MAJEURE

         22.1     Force Majeure.

         Should either Party be prevented from complying with any express or implied covenant of this Agreement (other than the obligation to make monetary payments), or from meeting any deadline under this Agreement by reason of "Force Majeure," as hereinafter defined, the express or implied covenant or deadline so affected shall automatically be extended so long as the cause or causes for such delays or interruptions continue and for an additional sixty (60) days following the cessation of such delay or interruption. "Force Majeure" is herein defined as an act of God, adverse weather conditions, inability to obtain materials in the open market or transportation thereof, war, strikes, lockouts, riots, insurrections or any other conditions or circumstances not wholly within the control of a Party hereto (other than financial) or any federal, state or municipal law, order, permit, rule or regulation. The Party subject to the Force Majeure event shall not be liable to the other Party in damages for failure to perform as required hereunder or to comply with any covenant, agreement or requirement hereof during the time the Party subject to the Force Majeure event is relieved from its obligations hereunder, provided that the Party subject to the Force Majeure event has given written notice to the other Party within thirty (30) days after the occurrence of the cause relied upon to suspend the obligations of the Party subject to the Force Majeure event. The Party subject to the Force Majeure event shall not be relieved from any express or implied obligations under any Lease by operation of Force Majeure hereunder, unless such Lease also suspends such obligations for the same cause. Further, if any Lease provides for a time for the suspension of obligations less than sixty (60) days, the provisions of such Lease shall control. The Parties recognize that time is of the essence in the performance of the obligations under this Agreement, and every reasonable effort should be made by the Party affected by the Force Majeure event to avoid delay or suspension of any work or acts to be performed under this Agreement and to make all reasonable efforts to overcome the impact of the Force Majeure as soon as possible. The requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.

                                   ARTICLE 23

23.      DISPUTE RESOLUTION.

         23.1     Dispute Resolution.

         Notwithstanding anything contained heretofore in this Agreement to the contrary, with the exceptions of decisions made by engineering firms or consultants as provided under Article 6, the Parties specifically acknowledge and agree that any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the Dispute Resolution Procedure set forth in Exhibit "F" attached hereto and made a part hereof. Disputes related to pressure communication or common reservoir issues will be addressed in accordance with the procedures stated under Article 6 as applicable and not Exhibit 64F."

                                   ARTICLE 24

24.      TERMINATION

         24.1     Termination.

         This Agreement shall begin on the Effective Date, and unless terminated pursuant to another provision in this Agreement or unless extended pursuant to another provision, shall remain in effect for a period of twenty-four (24) months from the Effective Date at which time this Agreement shall automatically terminate without any other action by any Party hereto. As to each Lease listed on Exhibit "A" and "B," and any acreage made subject to this Agreement pursuant to Section 2.4, as each Lease expires or terminates, it will no longer be subject to this Agreement. It is understood between the Parties hereto that after termination of this Agreement the only acreage Ridgewood will have access to will be that acreage it has already earned or has committed to drill under this Agreement as provided under Section 24.3 below. Notwithstanding the termination of this Agreement, each Party shall continue to be obligated to fulfill its existing commitments, obligations, liabilities both financial and otherwise, and other undertakings theretofore incurred hereunder or incurred under the terms of those agreements attached as Exhibits hereto.

         24.2     Lease Expiration or Termination.

         Although Chevron will use business-like efforts to monitor ongoing activities on the Leases, Chevron shall not be liable to Ridgewood for any Lease termination and/or Chevron's (or its co-owners) failure to maintain any Lease during the term of this Agreement but Chevron will attempt, so long as Chevron owns Record Title or Operating Rights Interest in any such Lease, to notify Ridgewood at least sixty (60) days before such Lease will terminate.

         24.3     Agreement Extension.

         At the termination of this Agreement, should operations for the drilling of an Initial Test Well or a Substitute Well have been commenced on a Prospect, this Agreement shall continue in effect so long as operations are continuously prosecuted on such well and any subsequent earning well with no more than ninety (90) days elapsing from rig release of the preceding well and commencement of operations on the next well. On the expiration of such period this Agreement shall automatically terminate without any further action from any Party hereto. As stated in Section 24.1 above, each Party shall continue to be obligated to fulfill its existing commitments, obligations, liabilities both financial and otherwise, and other undertakings theretofore incurred hereunder or incurred under the terms of those agreements attached as Exhibits hereto.

                                   ARTICLE 25

25.      INDEMNITY

         25.1     Indemnity.

         Ridgewood, to the extent of the obligations undertaken herein, agrees to protect, indemnify, and save Chevron, its parent, subsidiaries, affiliates, and/or successors and the directors, officers, employees or agents of each ("Chevron Company Group") free and harmless from all obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action arising directly or indirectly out of all of Ridgewood's actions or inactions under this Agreement, and related to any dealing with any Third Party that Ridgewood has or may have with regard to financing or the assignment of, in whole or in part, any rights under this Agreement, and to relieve the Chevron Company Group from any and all liability (exclusive of business debts and charges) incurred as a result of such actions. The indemnities and covenants of this Section 25.1 shall be effective whether or not such obligations, business dealings, liabilities, debts, charges, claims, damages, demands, costs (including attorneys' fees and court costs), penalties and causes of action aforesaid are caused wholly or partly by negligence attributed to the Chevron Company Group, or by any other means, excepting those occurrences involving the gross negligence or willful misconduct of the Chevron Company Group.

                                   ARTICLE 26
26.      BREACH

         26.1     Breach.

         Anything herein to the contrary notwithstanding, any failure by Ridgewood to comply with any material obligation hereunder shall be considered a breach of this Agreement. In the event of any such breach, Chevron shall notify Ridgewood of such breach and if Ridgewood does not correct or is not in good faith attempting to correct such breach within thirty (30) days of receipt of such notice, Chevron may terminate this Agreement in whole or in part by notifying Ridgewood in writing of such termination, without prior notice or demand being made upon Ridgewood and without the necessity of placing Ridgewood in default; provided, however, the failure by Chevron to exercise at any time or from time to time such right of termination shall not effect a waiver of any breach or of Chevron's right subsequently to terminate this Agreement.

                                   ARTICLE 27

27.      SPECIAL WARRANTY

         27.1     Special Warranty.

         THIS AGREEMENT IS MADE WITHOUT ANY WARRANTY OF TITLE TO THE LEASES EXCEPT BY, THROUGH AND UNDER Chevron. WITH THE EXCEPTION OF THIS LIMITED WARRANTY, Chevron DOES NOT WARRANT EITHER EXPRESS, STATUTORY OR IMPLIED, AS TO TITLE, MERCHANTABILITY, CONDITION, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE Chevron LEASES, AND ALL OTHER PROPERTY COVERED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO THE WELL BORES, EQUIPMENT AND FACILITIES UTILIZED BY THE PARTIES HEREUNDER, OR ANY OTHER SORT OF WARRANTY AND IS WITHOUT RECOURSE AGAINST Chevron WHATSOEVER, EVEN AS TO THE RETURN OF CONSIDERATION. Chevron REPRESENTS THAT IT HAS NOT ASSIGNED OR MORTGAGED THE Chevron LEASES. Chevron MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING RIDGEWOOD'S RIGHT OF INGRESS TO AND EGRESS FROM THE Chevron LEASES ACROSS ADJACENT OR ADJOINING LANDS.

         Chevron SPECIFICALLY DISCLAIMS, AND RIDGEWOOD EXPRESSLY WAIVES THE IMPLIED WARRANTY OF TITLE NOTED IN LA. R. S. 31:120 WITH RESPECT TO THE Chevron LEASES. RIDGEWOOD ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND PART OF THE CONSIDERATION GIVEN THEREFOR. RIDGEWOOD FURTHER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN SPECIFICALLY BROUGHT TO RIDGEWOOD'S ATTENTION AND THAT RIDGEWOOD HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER. THE PARTIES AGREE THAT FOR THE PURPOSES OF THIS WAIVER OF THE IMPLIED WARRANTY OF TITLE, Chevron AND THEIR AFFILIATES SHALL BE CONSIDERED AS THE SELLER HEREUNDER AND RIDGEWOOD EXPRESSLY WAIVES ALL RIGHTS OF SUBROGATION IN WARRANTY OF THE SELLER AGAINST OTHER PERSONS GRANTED TO A BUYER BY LOUISIANA CIVIL CODE ARTICLE 2503.

         RIDGEWOOD ACKNOWLEDGES THAT (i) IT IS A SOPHISTICATED INVESTOR AND OPERATOR IN THE OIL AND GAS BUSINESS; (ii) IT UNDERSTANDS THE RISKS INVOLVED IN OIL AND GAS EXPLORATION AND DEVELOPMENT; AND (iii) IT UNDERSTANDS THAT ITS

PARTICIPATION IN THIS AGREEMENT IS A HIGHLY RISKY UNDERTAKING AND THAT RIDGEWOOD MIGHT NOT RECOVER ANY OF ITS INVESTMENT MADE HEREUNDER.

                                   ARTICLE 28

28.      GENERAL PROVISIONS

         28.1     Prospects Treated Separately.

         Unless otherwise provided, the terms and provisions stated herein shall apply separately to each Prospect listed on Exhibit "A" or "B."

         28.2     Non-Interference.

         Any and all operations conducted and/or performed on any Lease for which Ridgewood is or becomes the well operator shall be conducted and performed with due diligence and in a workmanlike manner and shall be coordinated and scheduled so as not to unreasonably interfere with existing or anticipated operations located on the interests in the Leases not transferred hereunder by Chevron, if applicable. In the event that the proposed drilling of an Initial Test Well on any Prospect is delayed because of potential interference with operations on a Lease by Chevron or any of the Co-Working Interest Owner(s), then Chevron and Ridgewood agree that the period to commence operations on the Initial Test Well shall be extended, if requested by Ridgewood, for the duration of the interference plus a reasonable amount of time for Ridgewood to coordinate its activities after cessation of operations by Chevron or the Co-Working Interest Owners.

         28.3     Governmental Approvals.

         From and after the execution hereof, each of the Parties hereto, without further consideration, shall use its business-like efforts to execute, deliver, submit, gain approvals of, and record (or cause to be executed, delivered, submitted, and recorded) good and sufficient permits, designations, other regulatory documents, and instruments of conveyance and transfer (as applicable), and take such other action as may be reasonably required to carry out the purposes of this Agreement and to give effect to the covenants, stipulations and obligations of the Parties hereto.

         28.4     Amendments.

         This Agreement shall not be modified or amended except by mutual agreement of the Parties in writing. No action or failure to act on the part of either Party here .to shall be construed as a modification or amendment to, or a waiver of, any of the provisions of this Agreement.

         28.5     Declaration of Agreement.

         Should either Party request a Declaration of Agreement be executed for fling in the applicable public records, both Parties agree to execute a Declaration of Agreement similar in form as that which is attached hereto as Exhibit "G." Either Party shall have the right and option, at its own expense, of fling such Declaration of record in the appropriate State and/or Federal offices.

         28.6     Other Rights, Remedies Reserved.

         No provision contained herein providing for the termination of this Agreement shall be construed as precluding, nor shall it preclude, Chevron from asserting its respective rights to specific performance, damages, or any other rights or remedies to which it may be entitled.

         28.7     No Waiver.

         Chevron's or Ridgewood's failure to enforce any of the provisions of this Agreement shall not effect a waiver of any violation thereof nor preclude enforcement of that or any other provisions hereof at that or any other time.

         28.8     No New Lease Burdens.

         As to each Lease that remains subject to this Agreement, until Ridgewood has earned and received an assignment of an interest, or relinquishes its rights to earn any interest therein, or until this Agreement terminates, Chevron agrees not to create any additional lease burdens, marketing commitments, or other contractual obligations on such Leases as to the Available Acreage and agrees not to assign all or a portion of its interest in the Contract Acreage, except as contemplated by Sections 3, 4 and 8. Prior to Ridgewood receiving an assignment of an interest in a Prospect Chevron shall not create or allow the creation of any additional lease burdens affecting the Contract Acreage which Ridgewood has a right to earn hereunder. During the term of this Agreement, Chevron will use business-like efforts not to unnecessarily prejudice the rights and options of Ridgewood as stipulated hereunder.

         28.9     Permitting Cost Sharing.

         In addition to the obligations under Section 3.2, Ridgewood will be obligated to contribute Ridgewood's ACP Interest share of all direct permitting and regulatory costs incurred by Chevron subsequent to the Effective Date of this Agreement on each of the Leases subject hereto. This contribution will only come due once Ridgewood agrees to participate in the drilling of the Initial Test Well on a Prospect. Ridgewood's ACP Interest share of such cost shall be based on the interest it will be entitled to earn on the Lease to be drilled. Payment will be due upon receipt of Chevron's written notice of all such costs.

         28.10    Audit Rights.

         Upon written notice to the other Party, any Party ("requesting Party") may examine the accounts and records of the other Party from time to time during normal business hours required to verify a Party's compliance with the financial obligations assumed by that Party in this Agreement. Such examinations shall be made directly by the requesting Party at its expense or through an independent accounting firm of the requesting Party's choice retained at the requesting Party's expense. If performed, the requesting Party shall commence its initial audit of the other Party's accounts and records pursuant hereto, within twenty-four (24) months from the Effective Date of this Agreement. After the initial audit has been conducted or the initial audit period has expired without such audit being commenced, the requesting Party may commence subsequent audits only covering those periods following the end of the previous twenty-four (24) month period.

         28.11    Severability.

         Every provision in this Agreement is intended to be severable. If any term or provision hereof is held by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

         28.12    Entire Agreement.

         This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to the subject matter hereof including that certain Letter from Ridgewood to Chevron dated July 19, 2005.

         28.13    Further Assurances.

         Each Party agrees to execute and deliver all such additional documents, instruments and assurances and to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the terms and conditions of this Agreement.


         28.14    Surviving Obligation.

         THE TERMINATION OF THIS AGREEMENT SHALL NOT RELIEVE ANY PARTY HERETO FROM ANY EXPENSE, LIABILITY OR OTHER OBLIGATION OR ANY REMEDY THEREFOR WHICH HAS ACCRUED OR ATTACHED PRIOR TO THE DATE OF SUCH TERMINATION,

         28.15    Conflict of Terms.

         In the event of any conflict between the main body of this Agreement and attached exhibits, the provisions of the main body of this Agreement shall control.

IN WITNESS WHEREOF, this Agreement is executed and made effective by the Parties hereto on the Effective Date as defined herein.


WITNESSES:              CHEVRON U.S.A. INC.


[ILLEGIBLE SIGNATURE]   By: /s/ G. R. Cain
                            ----------------------------------------------------
                        Name: G. R. Cain
                              --------------------------------------------------
[ILLEGIBLE SIGNATURE]   Title: Assistant Secretary & Gulf of Mexico Land Manager
                               -------------------------------------------------

                        RIDGEWOOD ENERGY CORPORATION
                        MANAGER, RIDGEWOOD ENERGY Q FUND, LLC.

                        By: /s/ W. G. Tabor
                            ----------------------------------------------------
                        Name: W. Greg Tabor
                              --------------------------------------------------
                        Title: Executive Vice President
                               -------------------------------------------------

                                   EXHIBIT "A"

                            Primary Package Prospects



                                [ILLEGIBLE TABLE]

                                   EXHIBIT "B"

                        Additional Opportunity Prospects

                                [ILLEGIBLE TABLE]

                                   EXHIBIT "C"

      Attached to and made a part of that certain Exploration Participation Agreement dated the 1st day of September 2005, by and between Chevron
                 U.S.A. Inc., and Ridgewood Energy Corporation.


      "List of Existing Agreement Restrictions, Exceptions and Conditions"
      --------------------------------------------------------------------


                             Bristol Prospect MP 221
                             -----------------------

LIS No. 698356    Main Pass Block 221 Letter Agreement dated July 20, 2004
                  between Contango Offshore Exploration LLC and Chevron U.S.A.
                  Inc. as amended.



                        SATELLITE PROSPECT - MO 946 & 947
                        ---------------------------------

LIS No. 039853    Mobile Block 990 Gathering Agreement effective May 24, 2000, between Chevron Natural Gas Pipeline Company and Chevron
                  U.S.A. Production Company, affecting only Mobile Block 947
                  (OCS G 25045).







Chevron/Ridgewood EPA 9-1-05.doc
Exhibit C - Final

                                   EXHIBIT "D"

      Attached to and made a part of that certain Exploration Participation Agreement dated the 1st day of September 2005, by and between Chevron
         U.S.A. Inc. and Ridgewood Energy Corporation.


"Area of Mutual Interest"'

--------------------------------------------------------------------------------
BRISTOL PROSPECT

         Block No.                 OCS Serial No.             Lease Status
         ---------                 --------------             ------------

Main Pass Block 219                 OCS-G 26161               Exp. 4/30/2009
Main Pass Block 220                 OCS-G 26162               Exp. 4/30/2009
Main Pass Block 252                     --                    OPEN
Main Pass Block 253                 OCS-G 22809               Exp. 4/30/2006
Main Pass Block 254                 OCS-G 22810               Exp. 4/30/2006
Viosca Knoll Block 521                  --                    OPEN
Viosca Knoll Block 564              OCS-G 25065               Exp. 6/30/2008
Viosca Knoll Block 609              OCS-G 25066               Exp. 5/31/2008
Viosca Knoll Block 610              OCS-G 26199               Exp. 4/30/2009
Destin Dome Block 573                   --                    OPEN
Destin Dome Block 574                   --                    OPEN
Destin Dome Block 617                   --                    OPEN
Destin Dome Block 618                   --                    OPEN

--------------------------------------------------------------------------------
Satellite Prospect

Mobile Block 945                        --                    OPEN


--------------------------------------------------------------------------------






Chevron/Ridgewood EPA 9-1-05.doc
Exhibit D - Final